BYLAWS

                                       OF

                                   JOTAN, INC.


                                    ARTICLE I

                                BUSINESS OFFICES

        Section 1.1 Florida. The corporation shall have such offices as its business may require within or without the State of Florida

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

        Section 2.1 Florida. The address of the initial registered office in the State of Florida and the name of the initial registered agent of the corporation at such address are set forth in the Articles of Incorporation. The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Florida as is required by law.

        Section 2.2 Other States. In the event the corporation desires to qualify to do business in one or more states other than Florida, the corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by law of the state in which the corporation ejects to be qualified.

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

        Section 3.1 Place of Meetings. Meetings of the shareholders shall be held at the principal office of the corporation or any other place (within or without the state of Florida) designated in the notice of the meeting.

        Section 3.2 Annual Meeting. An annual meeting of the shareholders shall be held within four months after the close of each fiscal year of the corporation at a time and place designated by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors and transact other business. If an annual meeting is not held within any 13-month period, the Circuit Court of the circuit in which the registered office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

        Section 3.3 Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than twenty percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

        Section 3.4 Notice. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United states mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

        Section 3.5 Notice of Adjourned Meetings. When a meeting is adjourned to another tine or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given, as provided in Section 3.4 above, to each shareholder of record on the new record date entitled to vote at such meeting.

        Section 3.6 Waiver of Notice. Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

        Section 3.7    Closing of Transfer Books and Fixing Record Date.

        (a) For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

        (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

        (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

        (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

        Section 3.8    Record of Shareholders Having Voting Rights.

        (a) If the corporation shall have more than six shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof with the address of and the number and class and series, if any, of shares held by each. For a period of ten days prior to such meeting, the list shall be kept on file at the regis-tered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are compiled with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        (b) If the corporation shall have fewer than seven shareholders, the books of record of shareholders shall be made available to any shareholder at any annual or special meeting of the shareholders, upon the request of any shareholder. If the books of record shall not be made available to the shareholder requesting them at the meeting where the request is made, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are compiled with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        Section 3.9 Shareholder Quorum A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by class is required by Chapter 607 of the Florida General Corporation Act or by the Articles of Incorporation or by these Bylaws. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.

        Section 3.10   Voting of Shares.

        (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may otherwise be provided in the Articles of Incorporation.

        (b) A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

        (c) At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote. If cumulative voting is specifically authorized by the Articles of Incorporation, a shareholder may cumulate his votes giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

        Section 3.11   Proxies.

        (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder's duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

        (b) Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

        (c) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting (or if only one is present then that one) may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

        (d) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

        Section 3.12   Action by Shareholders Without a Meeting.

        (a) Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If shares are entitled to be voted by class and if any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

        (b) Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided under Chapter 607 of the Florida Business Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this Chapter regarding the rights of dissenting shareholders.

        (c) In the event that the action to which the shareholders have consented is such as would have required the filing of a certificate under any other Section of Chapter 607 of the Florida Business Corporation Act if such action had been voted on by shareholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section
   607.0704 of the Florida Business Corporation Act.

                                   ARTICLE IV

                                    DIRECTORS

        Section 4.1 Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors.

        Section 4.2 Qualifications. Directors need not be residents of this state or shareholders of this corporation.

        Section 4.3 Compensation. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Articles of Incorporation.

        Section 4.4 Number. This corporation shall have three (3) directors initially. The number of directors may be increased or diminished from time to time, but shall never be less than one nor more than ten.

        Section 4.5    Election and Term.

        (a) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

        (b) At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

        Section 4.6 Removal of Directors. Any director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, as provided in Section 607.0808, Florida Statutes (1989).

        Section 4.7 Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

        Section 4.8 Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business The act of a majority of the directors present at a meeting at which the quorum is present shall be the act of the Board of Directors.

        Section 4.9    Executive and Other Committees.

        (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by the laws of the State of Florida.

        (b) The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

        Section 4.10 Place of Meeting. Regular and special meetings of the Board of Directors may be held within or without the State of Florida.

        Section 4.11   Time, Notice and Call of Meetings.

        (a) Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders each year, and regular or special meetings may be held at such times thereafter as the Board of Directors may fix, and at such other times as called by the President of the corporation or any two directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, or cablegram at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

        (b) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

        (c) Members of the Board of Directors may participate in a meeting of such board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 4.12 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which my be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                    ARTICLE V

                                    OFFICERS

        Section 5.1 Officers. This corporation shall have a President, who shall be a Director, a Secretary and a Treasurer. They shall be chosen by the Board of Directors at the first meeting of the Board of Directors held following each annual meeting of stockholders, and shall serve until their successors are chosen and qualify. All other officers, agents and factors shall be chosen, serve for such terms and have such duties as may he determined by the Board of Directors. Any person may hold two or more offices.

        Section 5.2 Duties. The officers of this corporation shall have the following duties:

        (a) The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

        (b) The Secretary shall have custody of and maintain all of the corporate records, except the financial records, shall record the minutes of all meetings of the shareholders and the Board of Directors or its committees, shall send all notices of meetings, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

        (c) The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

        (d) The Vice President, if one is elected, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him. If more than one Vice President is elected, one thereof shall be designated as Executive Vice President and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors my from time to time assign him.

        Section 5.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

        Section 5.4 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

        Section 5.5 Compensation. The compensation of the President, Secretary, Treasurer, and such officer elected or appointed by the Board of Directors shall be fixed by the Board and may be changed from time to time by a majority vote of the board. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all employees of the corporation other than officers elected or appointed by the Board of Directors.

                                   ARTICLE VI

                               STOCK CERTIFICATES

        Section 6.1 Authorized Issuance. This corporation may issue the shares of stock authorized by its Articles of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors. No shares may be validly issued or transferred in violation of these bylaws or in violation of any agreement respecting the issuance or transfer of shares to which the corporation is a party.

        Section 6.2 Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

        Section 6.3 Signatures. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation.

        Section 6.4 Form. Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply, in all respects, with the requirements of law.

        Section 6.5 Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney. Provided, however, that the corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

        Section 6.6 Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate
   (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;
   (c) gives bond in such form as the corporation may direct to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                                   ARTICLE VII
                                BOOKS AND RECORDS

        Section 7.1    Books and Records.

        (a) This corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committees of directors.

        (b) This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

        (c) Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

        Section 7.2 Shareholders' Inspection Rights. Any person who shall have been a holder of record of at least one percent (1%) of the shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and records of shareholders and to make extracts therefrom.

        Section 7.3    Financial Information.

        (a) Unless modified by resolution of the shareholders not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

        (b) Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

        (c) The balance sheets and profit and loss statements shall be flied in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE VIII

                                    DIVIDENDS

        Section 8.1 Payment. The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends as permitted by law on its shares in cash, property, or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent.

                                   ARTICLE IX

                                 CORPORATE SEAL

        Section 9.1 Form. The Board of Directors shall provide a corporate seal which shall have the name of the corporation inscribed thereon, and may be facsimile, engraved, printed, or an impression seal.

                                    ARTICLE X

                                EMERGENCY BYLAWS

        Section 10.1 Emergency. Consistent with the provisions of Section 607.0207, Florida Statutes (1991), if an emergency shall arise, as defined therein, then the president, secretary and treasurer of this corporation shall constitute an emergency Board of Directors and shall have the full authority and power to conduct the business and affairs of this corporation. The requirements of Section 4.8 of these bylaws shall be relaxed so that a quorum shall exist if only one member of the Board is present at the meeting for purposes of transacting business. For purposes of conducting business during the emergency, a meeting of the Board of Directors may be called by any member of the Board During the term of the emergency, the Board of Directors may appoint such officers of this corporation as the members of the Board of Directors feel reasonable and necessary in the circumstances.

                                   ARTICLE XI

                                    AMENDMENT

        Section 11.1 Power to Amend. These bylaws may be altered, amended or revoked, and new bylaws may be adopted by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or revoke any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or revocation by the Board of Directors.

        Section 11.2 Requisites for Amendment by Stockholders. These bylaws may be amended or repealed, wholly or in part, by a majority of the stockholders entitled to vote thereon present at any stockholders' meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the stockholders entitled to vote thereon.

        I hereby certify that the foregoing bylaws are the bylaws of Jotan, Inc., adopted by the Board of Directors of that corporation, on July 14, 1993.



                                      /s/ Shelia J. Bonnett
                                      Secretary